Exhibit 10.18

REDACTED

Certain identified information, indicated by [*****] has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed.

YALE UNIVERSITY

COLLABORATIVE RESEARCH AGREEMENT

This is a RESEARCH AGREEMENT (the “Agreement”) effective July 1st, 2019, (the “Effective Date”) by and between YALE UNIVERSITY, a non-profit corporation organized and existing under and by virtue of a special charter granted by the General Assembly of the Colony and State of Connecticut (the “University”) and Cure Vac AG, a German stock corporation, having its principal offices at Paul-Ehrlich-Strasse 15, 72076 Tubingen, Germany (the “Sponsor”).

WITNESSETH:

WHEREAS, in pursuit of its educational purposes, which include research and training, the University undertakes scholarly, research, and experimental activities in a variety of academic disciplines; and

WHEREAS, the parties wish to undertake a research program in the field of pulmonary disease, as described more fully in Exhibit A, attached hereto; and

WHEREAS, in furtherance of its scholarly, research, and instructional interests, the University is willing to undertake such research upon the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

1.            Scope of Research. During the term of this Agreement, the parties shall use reasonable efforts to perform the research program described in Exhibit A, attached hereto and which hereby is incorporated herein (the “Research”). Notwithstanding the foregoing, the parties make no warranties or representations regarding its ability to achieve, nor shall either party be bound hereby to accomplish, any particular research objective or results.

2.            Personnel.

(a)           The Research at the University shall be performed by and under the supervision and direction of [*****] while employed by the University, who shall be designated the principal investigator (“Principal Investigator”), together with such additional personnel as may be assigned by the University. The University shall give Sponsor written notice of any change in its Principal Investigator, subject to Sponsor’s approval, which shall not unreasonably be withheld.

(b)           It is understood that the University and the personnel performing the Research hereunder may be involved in other activities and projects which entail pre-existing commitments to other sponsors. The University will use reasonable efforts to avoid conflicts with the terms of this Agreement; however, it is agreed that unless provided to the contrary herein, this Agreement is subject to the University’s pre-existing commitments to such other sponsors.

3.            University Policies and Procedures: Reimbursement of Costs.

3.1          All Research conducted hereunder shall be performed in accordance with established University policies and procedures, including, but not limited to, policies and procedures applicable to research involving human subjects, laboratory animals, and conflicts of interest.

3.2          Reimbursement of Costs.

(a)           The Sponsor shall reimburse the University for all direct and indirect costs incurred by the University in connection with the Research, in accordance with the budget set forth as Exhibit B, in the amount of [*****] attached hereto and which hereby is incorporated herein; provided, however, that the University may submit to Sponsor at any time, and Sponsor may at its discretion approve in writing, a revised budget or budgets requesting additional funds. Indirect costs shall be equal to the facilities and administration rate for indirect costs negotiated between the University and the Federal Government.

(b)           The Sponsor shall make quarterly advance payments to the University to fund estimated reimbursable costs, as determined in advance by Yale in good faith, it being understood that Yale’s estimate is not a guarantee of actual reimbursable costs.

All invoices should be sent to [*****]

Payment terms: [*****]

All checks shall be made payable to Yale University, shall include reference to the Principal Investigator, and shall be sent to:

Yale University

[*****]

New Haven, CT 06508-1873

Or wired to:

[*****]

4.            Materials.

4.1          Throughout the course of the Research, it may be necessary for University to send to Sponsor, and Sponsor to send to University, samples of biological materials (“Materials”). In such instances, the sending Party will be responsible for packaging and shipping of Materials, with an appropriate method, time and destination to be agreed upon by both Parties. The requesting party will be responsible for the expenses related to packaging and shipping.

4.2          Sponsor Materials: Sponsor retains sole ownership of its Confidential Information, (as defined below), as well as any other Sponsor biological materials, radiopharmaceuticals, study medications, equipment, supplies, or reagents to be used in the Research (which material and any progeny, modifications or derivatives thereof, “Sponsor Materials”). University may not use the Sponsor Materials for any purpose other than the Research, nor may University take, send, or otherwise provide the Sponsor Materials to any third party, except as expressly permitted herein, without the prior written approval of Sponsor.

4.3          University Materials: University owns and will retain sole ownership of University biological materials, radiopharmaceuticals, study medications, equipment, supplies, or reagents to be used in the Research and transferred to Sponsor under this Agreement to be used in the Research (which material and any progeny, modifications or derivatives thereof, “University Materials”). Sponsor may not use the University Materials for any purpose other than the Research as currently provided for in this Agreement, or as agreed to in writing by both parties, nor may Sponsor take, send, or otherwise provide the University Materials to any third party, except as expressly permitted herein, without the prior written approval of University.

4.4         By acquiring and using the Materials, both University and Sponsor agree:

i. the Materials will be used only in the laboratories of Sponsor or University in accordance with this Agreement;

ii. all Materials will be received, handled, stored, used and disposed of in compliance with all applicable laws, regulations and guidelines, and in accordance with safe and prudent practices, and will not be administered to human subjects or provided to any third parties;

iii. Sponsor and University have adequate systems, procedures and personnel to review and oversee arrangements for the receipt, handling, storage, use and disposal of Materials and all persons involved in receiving, handling, storing, using or disposing of Materials are adequately qualified by training and experience to do so safely and legally;

iv. Within [*****] of completion of the Research, or termination or expiration of this Agreement, if earlier, the providing party may request any and all remaining Materials, be returned to the providing party (or destroyed, if the providing party shall so specify, with such destruction confirmed in writing by the receiving party); and

v. All Materials transferred in connection with the Research are experimental in nature and shall be used with prudence and appropriate caution, since not all of their characteristics are known. ALL MATERIALS ARE PROVIDED WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. MATERIALS TRANSFERRED UNDER THIS AGREEMENT WILL NOT BE USED IN HUMANS, INCLUDING FOR PURPOSES OF DIAGNOSTIC TESTING.

5.            Research Reports. The parties shall furnish to each other during the term of this Agreement periodic informal reports regarding the progress of the Research. A final report setting forth the significant research findings shall be jointly prepared by the parties within a reasonable period following the expiration of the term of this Agreement or the effective date of early termination. Such reports shall be held in confidence pending the Principal Investigator’s publication or presentation of the project results.

6.            Publication.

a)            Part of the University’s mission is to publish and disseminate research results developed under collaborative research projects. Consistent with this Agreement, University, its Principal Investigator and other University employees and/or students may disseminate or publish the Results of the Research (as defined in Section 8(f)) without prior approval by the Sponsor. The University shall provide the Sponsor with a copy of any proposed publication [*****] in advance of submission to third parties. The Sponsor shall determine Whether any of its Confidential Information is included in the proposed publication. The Sponsor may reasonably require that any of its Confidential Information be removed from the proposed publication. The Sponsor may reasonably require that publication be delayed to permit the filing of patent applications pursuant to Section 8. The Sponsor shall make such determinations within [*****] of receipt of the proposed publication. Publication shall not be delayed more than [*****] after receipt of the proposed publication by the Sponsor. The Sponsor at its election shall be entitled to receive an acknowledgment of its sponsorship of the Research in any such publication. Authorship of any publication shall be determined by scientific custom.

b)            The University shall have the final authority to determine the scope and content of any publications or presentations made by its students and employees in accordance with the limitations of this section but will consider in good faith Sponsor’s comments.

7.            Confidential Information.

a)            Confidential Information consists of information that has been reduced to writing and marked “Confidential,” or, if disclosed orally, has been reduced to writing and marked “Confidential” within[*****] of oral disclosure. Notwithstanding the foregoing, Confidential Information shall also include the following: Sponsor Materials; University Materials; and Results. Subject to the following exceptions, all Confidential Information of either party disclosed by it to the other party in connection with the Research hereunder will be treated as confidential throughout the term hereof or for [*****] thereafter, whichever is longer. Each party will use reasonable efforts to safeguard the confidentiality of the other party’s Confidential Information, and will only use such Confidential Information for the purposes contemplated by this Agreement, and will require its employees, students and associates to adhere to such obligation of confidentiality. The following shall be exceptions to confidentiality:

(i)	information that is previously known by the receiving party, as established by written records;

(ii)	information that is revealed by third parties through no fault of the receiving party;

(iii)	information which is or becomes publicly known through no fault of receiving party;

(iv)	information that is independently developed by the receiving party without the use of the disclosing party’s confidential information, as established by written records;

(v)	information that is required by law;

b)            Neither party shall knowingly convey Confidential Information that is subject to federal export control restrictions under the EAR or the ITAR without first so disclosing to the other party and providing the other party the opportunity to decline receiving such information.

c)            Permitted disclosures. Receiving party may disclose disclosing party’s Confidential Information to the extent (and only to the extent), that such disclosure is reasonably necessary in the following instances:

(i)            to subcontractors in order to perform activities under the Research; and

(ii)	in case of Sponsor, to acquirers or permitted assignees; investment bankers, investors and lenders, including potential acquirers, assignees, investment bankers,and lenders;

provided that for any such disclosure, those entities are under obligations of confidentiality and non-use no less restrictive than those of this Section 7.

d)            Notwithstanding anything to the contrary in this Agreement, Sponsor shall have the right to disclose the Results of University to third parties under written obligations of confidentiality and non-use that are no less restrictive than those contained in this Agreement, but not to disclose any other University Confidential Information or the identity of University.

8.            Intellectual Property.

(a)           Definition of Invention. “Invention” shall mean any discovery, concept or idea, whether or not patentable, conceived or first reduced to practice, in whole or in part, in performance of the Research. For purposes of this Agreement, “Invention” shall also include any software written, created, and utilized in performance of this Agreement.

(b)           Ownership of Inventions. The University shall own any Invention invented solely by its employees, students, or agents (“University Inventions”). Sponsor shall own any Inventions that are invented solely by Sponsor’s employees or agents (“Sponsor Inventions”). Inventions invented jointly by University employees, students or agents and Sponsor employees or agents shall be owned jointly (“Joint Inventions”).

(c)           Disclosure and Right to Patent Inventions. The University and Sponsor shall promptly disclose to each other in writing any Invention, and reported to the University’s Office of Cooperative Research (“OCR”) or Sponsor’s Intellectual Property Authority (“IPA”) (see Section 11 “Notices”), respectively, and decide whether such Invention was solely or jointly invented. Such disclosure shall be considered Confidential Information of the party that owns such Invention. The University may elect to file and prosecute a patent application on any University Invention described in any such Invention disclosure. Sponsor shall reimburse the University for its documented out-of-pocket expenses incurred in the filing, prosecution, and maintenance of such patent or patent application. University shall make good-faith efforts to provide Sponsor with estimates of such out-of-pocket expenses in advance. Should the University elect not to do so, it shall give Sponsor prompt written notice, and in no event less than [*****] prior to any relevant patent office deadlines, so that the Sponsor may at its own cost file and prosecute any such patent application on behalf of the University. The Sponsor shall have the sole right (but not the obligation) to file and prosecute a patent application on any Sponsor Invention. With respect to Joint Inventions, Sponsor, using counsel chosen and paid by Sponsor and reasonably acceptable to University, will assume the lead in the filing, prosecution, and maintenance of patent applications and patents claiming Joint Inventions on behalf of the parties jointly. University shall promptly be provided with copies of all correspondence related to filing, prosecution, and maintenance of patent applications and patents claiming Joint Inventions, and shall be given the opportunity to review and comment on all such patent applications and patents. Unless otherwise agreed, Sponsor shall be responsible for all out-of- pocket patent costs with respect to such Joint Inventions. Should the Sponsor elect not to do file, prosecute, or maintain any patents or patent applications claiming Joint Inventions, it shall give University prompt written notice, and in no event less than [*****] prior to any relevant patent office deadlines, so that the University may, at its own cost, file, prosecute, and maintain any such patent application or patent on behalf of both the Sponsor and the University.

(e)           License. For each Invention and the Results, for University’s share of ownership, University shall grant to Sponsor an Exclusive License Agreement, based upon terms as described in Exhibit C. Any such License to Sponsor as provided herein will be granted by a separate license agreement signed by the parties, which shall include, in addition to those terms described in Exhibit C, a retention by University of a royalty-free right, sublicensable to its academic and non-profit research partners, to use the Inventions for teaching, research, or other educational or academic purposes; and (f) indemnification of the University. Each party hereby grants to the other party (and such other party hereby accepts) a non exclusive, non-transferable, cost-free and limited license to use such of the granting party’s rights in Inventions and any other intellectual property originating from Principal Investigator (to the extent the University controls and can grant such license) as and to the extent it is necessary or useful for, and only for the purpose of, carrying out such other party’s obligations under the Research during the Term.

(f)           Data. The ownership of data generated in the performance of the Research (“Results”) shall follow the ownership of Inventions as defined in Section 8. Subject to other provisions of this Agreement, including those pertaining to Confidential Information and intellectual property, each party will have access to the Results and may use such Results for the purposes set out in this Agreement, subject to the appropriate provisions for licensing, confidentiality and publication.

(g)           Tangible research property. Except for Sponsor Material, University shall retain ownership of tangible property that is developed solely by University’s employees, students, and agents, including, but not limited to, prototypes, biogenic materials, samples, lab notebooks graphs, maps, drawings, and documents created or acquired under this Agreement (collectively, “University Tangible Research Property”). Sponsor shall retain ownership of tangible property that is developed solely by Sponsor’s employees, students, and agents, including, but not limited to, prototypes, biogenic materials, samples, lab notebooks graphs, maps, drawings, and documents created or acquired under this Agreement (collectively, “Sponsor Tangible Research Property”).

(h)           Copyrightable material. University shall own all right, title and interest in and to any and all copyrights and copyrightable materials, including data and excluding software, that is created solely by University employees, students or agents in performance of this Agreement (collectively “University Copyrights”). Sponsor shall own all right, title and interest in and to any and all copyrights and copyrightable materials, including data, created solely by Sponsor employees or agents in performance of this Agreement (collectively, “Sponsor Copyrights”). University and Sponsor shall jointly own all right, title and interest in and to any and all copyrights and copyrightable materials, including data, created jointly by University employees, students, or agents and Sponsor employees or agents in performance of this Agreement (collectively, “Joint Copyrights”). University shall have the sole right to determine the disposition of University Copyrights, provided that Sponsor shall have option rights, in accordance with Section 8, in computer software and databases developed and delivered under the Research. Sponsor shall have the sole right to determine the disposition of Sponsor Copyrights.

(i)           Background IP. Neither Party shall, by virtue of this Agreement, acquire rights to inventions, copyrights, technical information, or tangible property concurrently created or acquired outside of this Agreement or that are owned by the other Party prior to entering into this Agreement, including any background technology required to practice Inventions, except as set out herein. Such rights may or may not be available for licensing.

9a.          Background Option.

Subject to the terms and conditions of this Agreement, University hereby grants to Sponsor an exclusive option to negotiate an exclusive or non-exclusive (at the election of Sponsor) worldwide license (with the right to grant sublicenses) with University (the “Background Option”) to certain intellectual property, specifically as described in Exhibit D (the “University Background Intellectual Property”). The Option shall commence on the Effective Date and exist fo [*****] (the “Option Period”). The field of any such license shall be limited to the use of University Background Intellectual Property for [*****].

In consideration for the grant of the Background Option, Sponsor shall reimburse University for all out-of-pocket expenses incurred after the Effective Date in the filing, prosecution, and maintenance of the University Background Intellectual Property. During the Option Period, University will not negotiate with or grant to any third party any rights to the University Background Intellectual Property in the Field, other than to non-profit academic and/or research institutions to make, use and practice the University Background Intellectual Property for research, clinical, teaching or other non-commercial purposes, and not for purposes of commercial development, use, manufacture or distribution. At the end of the Option Period, University shall have no further obligations to Sponsor unless [*****] between University and Sponsor.

Upon written notice from Sponsor and during the Option Period, the parties shall enter into good faith negotiations for a license agreement to the University Background Intellectual Property, which shall be based on customary terms and conditions necessary or appropriate for transactions of this type that are mutually acceptable to University and Sponsor. Such terms and conditions may include, but not be limited to, commercially reasonable financial terms, as well as diligence terms that may require monetary as well as reporting obligations.

9b.            Ownership of Property. Title to any equipment purchased or created in the performance of the work funded under this Agreement shall vest in the University. University shall use the equipment for purposes of this agreement while the funded activities are ongoing. During that time, University may make the equipment available for incidental use on other projects or programs if such other use will not interfere with the work under the Agreement. When no longer needed for Agreement activities, University may use the equipment in connection with its other charitable purposes, without need for accounting.

10.            Term and Termination.

(a)            This Agreement shall be effective for the term July 1st, 2019 through June 30th, 2021, and may be extended thereafter by mutual agreement of the parties in writing (the “Term”); provided, however, that the termination of this Agreement shall not relieve either party of any obligation of such party accrued prior to such termination hereunder.

(b)            Notwithstanding the foregoing, this Agreement may be terminated by Sponsor at any time upon [*****] advance written notice to University

(c)            In the event that Sponsor terminates the Agreement without paying to University the full amount of [*****] as described in Section 3, then the obligation to grant the License Agreement in Section 8 shall automatically terminate.

(d)            If Sponsor fails to meet any of its material obligations under this Agreement, and does not remedy such failure within [*****] after receipt of written notice thereof from University, University shall have the right to terminate this Agreement effective upon provision of written notice thereof to Sponsor.

(e)            If University fails to meet any of its material obligations under this Agreement, and does not remedy such failure within[*****] after receipt of written notice thereof from Sponsor, Sponsor shall have the right to terminate this Agreement effective upon provision of written notice thereof to University. In this case the obligation to grant licenses under Subsection 8 (e) shall survive such termination.

11.            Notices. Any notices given under this Agreement shall be in writing and shall be deemed delivered when sent by first-class mail, postage prepaid, addressed to the parties as follows (or at such other addresses as the parties may notify each other in writing):

Yale University	Sponsor

Yale University Office of Cooperative Research	Cure Vac AG
Attn: Managing Director	Attn: Vice President Legal
433 Temple Street	Paul-Ehrlich-Strasse 15
New Haven CT 06511	72076 Tubingen, Germany
[*****]	[*****]

With a copy to

Yale University, Office of Sponsored Projects
150 Munson Street 3rd Floor
New Haven. CT 06520-8327
Attn: [*****]

12.            Use of Name. Neither party shall employ or use the name of the other party in any promotional materials or advertising without the prior express written permission of the other party.

13.            Relationship of the Parties. The relationship of Sponsor and Institution established by this Agreement is that of independent contractors. Nothing in this Agreement shall be construed to create a relationship of employment or agency, nor shall either party’s employees, servants, agents, or representatives be considered the employees, servants, agents, or representatives of the other. Nothing in this Agreement shall be construed to constitute the parties as partners or joint venturers, or allow either of the parties to create or assume any obligation on behalf of the other party.

14.            Indemnification. The Sponsor shall therefore defend, indemnify and hold harmless University, the Principal Investigator, and any of University’s faculty, students, employees, trustees, officers, affiliates, and agents (hereinafter referred to collectively as the “Indemnified Persons”) from and against any and all third party claims, lawsuits,and/or losses, damages, costs or expenses (including attorneys’ fees) arising thereunder, which the Indemnified Persons may hereafter incur, or be required to pay, based on or arising out of Sponsor’s use of the Research or any University Invention, University Copyright, University Materials, or Results unless the third party claim was caused by gross negligence or willful misconduct of University University shall notify Sponsor upon learning of the institution or threatened institution of any such third party claims, lawsuits, and/or losses, damages, costs and expenses arising thereunder, and University shall cooperate with Sponsor in every proper way in the defense or settlement thereof at Sponsor’s request and expense. Sponsor shall not dispose or settle any claim admitting liability on the part of the University without University’s prior written consent.

15.            NO WARRANTIES. NEITHER PARTY MAKES ANY WARRANTIES EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER, INCLUDING, WITHOUT LIMITATION, THE RESULTS OF THE RESEARCH OR ANY INVENTIONS OR PRODUCT, TANGIBLE OR INTANGIBLE, CONCEIVED, DISCOVERED, OR DEVELOPED UNDER THIS AGREEMENT; OR THE OWNERSHIP, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE RESEARCH RESULTS OR OF ANY SUCH INVENTION OR PRODUCT. Neither party shall be liable for any indirect or consequential damages or lost profits suffered by the other party or by any Licensee or any others resulting from the use of the research results, including any invention, program, or product.

16.            Export Controls. The University complies with all applicable laws and regulations, including, where applicable, federal export control regulations. Many of the University employees (faculty and staff) and students are residents of foreign countries, including individuals who may work on this contract and/or have access to information conveyed to the University pursuant hereto. The University does not screen its employees or students based on nationality. In most situations, the University relies on the fundamental research exclusion from export control laws, but makes no representation as to whether Sponsor’s conveyance of information or material to the University pursuant hereto would be covered by the export control laws. Each party agrees that before knowingly providing the other with export-controlled materials or data, it will provide written notice, including a description of the materials or data, and, if known, the appropriate ECCN or MCL designation. No such materials or data shall knowingly be shared without prior written approval.

17.            Force Majeure. Neither Party shall be liable for any failure to perform as required by this Agreement, to the extent such failure to perform is caused by any reason beyond the University’s control, or by reason of any of the following: labor disturbances or disputes of any kind, accidents, failure of any required governmental approval, civil disorders, acts of aggression, acts of God, energy or other conservation measures, failure of utilities, mechanical breakdowns, material shortages, disease, or similar occurrences.

18.            Assignment. Neither the University nor the Sponsor shall assign this Agreement to any other person without the prior written consent of the other party, which consent shall not unreasonably be withheld, conditioned or delayed, provided, that Sponsor can assign this Agreement without the prior written consent of University (i) to an Affiliate or (ii) to a third party in connection with the sale or transfer of substantially all of its assets with respect to the subject matter of this Agreement. Any permitted assignee shall assume all obligations of its assignor under this Agreement. This Agreement and the rights granted in this Agreement shall be binding upon and shall inure to the benefit of Sponsor, University and their respective successors and permitted assigns.

19.            Severability. In the event that a court of competent jurisdiction holds any provision of this Agreement to be invalid, such holding shall have no effect on the remaining provisions of this Agreement, and they shall continue in full force and effect.

20.            Entire Agreement: Amendments. This Agreement and the Exhibits hereto contain the entire agreement between the parties with respect to the subject matter hereof, and supersedes any prior or contemporaneous understanding or written or oral agreements with respect thereto, including, but not limited to, the Confidential Disclosure Agreement effective June 12, 2018 to the extent it relates to the subject matter hereof. No amendments or modifications to this Agreement shall be effective unless made in writing and signed by authorized representatives of both parties.

21.            Similar Research. Nothing in this Agreement shall be construed to limit the freedom of the University or of its researchers who are not participants under this Agreement, from engaging in similar research made under other grants, contracts or agreements with parties other than the Sponsor.

22.            Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, without regard to provisions concerning conflict of laws. In the event of any controversy or claim arising out of or relating to any provision of this Agreement, the parties shall first try to settle those conflicts amicably between themselves. Each party hereby irrevocably consents that any legal action or proceeding under, arising out of or in any manner relating to this Agreement shall be brought in any state or federal court of competent jurisdiction located in the State of Connecticut.

23.            Survival. Sections 4 to 24 shall survive any termination or expiration of the Agreement.

24.            Counterparts; Facsimile. This Agreement may be executed in counterparts and delivered by facsimile with the same effect as an original. In the event a complete copy of this Agreement or any signature is delivered by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such executed signature page shall create a valid and binding obligation of the party executing it (or on whose behalf such signature page is executed) with the same force and effect as if such executed signature page were an original thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers or representatives.

YALE UNIVERSITY	CureVac AG
By	By	/s/ D. Menichella
Title	Title	CEO
Date	Date	7-10-19

Read and acknowledged:

Principal Investigator	/s/ Dimitris Voliotis
Dr. Dimitris Voliotis
L\contract\research\research\research template	Chief Development Office
Last revised 4/1/2010	CureVac
10-Jul-2019

EXHIBIT A

JOINT RESEARCH PLAN

PROJECT SCOPE AND BUDGET JUSTIFICATION

[*****]

Exhibit B

[*****]

Exhibit C

OCR	Title: [*****]

Field & Licensed Territory	Field: [*****] Terriroty: [*****]

Licensee	Curevac

Licensed Patents	Shall mean the United States or foreign patent application(s) and patents(s) of University listed in Appendix A of the Exclusive License Agreement, together with any continuations, divisionals, and continuations-in-part, to the extent the claims of any such patent or patent application are directed to subject matter specifically described in the patent applications listed on Appendix A; any reissues, re-examinations, or extensions thereof, or substitutes therefor; and the relevant international equivalents of any of the foregoing.

Valid Claim	Shall mean an issued or unexpired claim of a LICENSED PATENT so long as such claim shall not have been irrevocably abandoned or declared to be invalid in a non-appealable or non-appealed decision of a court or other authority or competent jurisdiction through no fault or cause of LICENSEE. The term “Valid Claim” shall also include a claim of a pending patent application which has not been pending for a period of more than [*****] from the priority date or the earliest filing date of that patent application, provided that if a claim in a patent application that has been pending for more that [*****] should subsequently issue, it shall become a Valid Claim on the date of allowance.

Licensed Products

Shall mean:

(a) [*****] product (including any apparatus or kit) or component part thereof, if the manufacture, use, sale, import, export or practice thereaf is claimed by a VALID CLAIM of a LICENSED PATENT.; or (b) [*****] product for which the discovery development manufacture use, or sale utilized [*****] in whole or in part (as defined in the Collaboration Agreement)

Term	The term of the License shall commence on the EFFECTIVE DATE and shall remain in full force on a country-by-country and Licensed Product-by-Licensed Product basis, for the duration of the Royalty Term for such Licensed Product for such country, unless terminated earlier. Upon expiry, the License for such Licensed Product and country shall become fully paid up.

Royaity Term

Royalties are payable on a Licensed Product-by-Licensed Product and a country-by-country basis for the last to occur of:

(a) The expiry of the last to expire Valid Claim that covers such Licensed Patent in such country;

(b) Ten (10) years after the First Commercial Sale of such Licensed Product in such country.

License Grant

Exclusive with the right to sublicense (in multiple tiers) license, subject to the reservation of rights by YALE described below, under the LICENSED PATENTS, and the INVENTIONS and the RESULTS owned by University, to make, have made, research and/or develop, have researched and/or developed, use, have used, offer to sell, have offered to sell, sell, have sold, import and have imported, export, or practice LICENSED PRODUCTS within the FIELD in the LICENSED TERRITORY (the “LICENSE”).

The LICENSE is expressly made subject to YALE’s reservation of the right, on behalf of itself and its sublicensed non-profit academic and/or research institutions, to make, use and practice the LICENSED PATENTS, INVENTIONS and RESULTS owned by University, for research, clinical, teaching or other noncommercial purposes, and not for purposes of commercial development, use, manufacture or distribution.

Consideration	In addition to the royalty payments set out below for the grant of the License, LICENSEE shall pay the following amounts to Yale:

Milestones

LICENSEE shall pay the following milestone payments to YALE for the first LICENSED PRODUCT developed by LICENSEE, SUBLICENSEE, or AFFILIATES to achieve a milestone event:

a) [*****]

b) [*****]

c) [*****]

d) [*****]

The total amount that could be due by Licensee upon all such milestone events for any and all Licensed Products in any and all countries would not exceed $2,650,000.

License Maintenance Fee (“LMF”)	Beginning on the first (1st) anniversary of the Effective Date of the Exclusive License and until the first commercial sale of any Licensed Product	LMF
	[*****]	[*****]
	[*****]	[*****]
	[*****]	[*****]
	[*****]	[*****]

Royalties on Net Sales	During the ROYALTY TERM, as further consideration for the LICENSE. LICENSEE shall pay to YALE an earned royalty of [*****] on worldwide cumulative NET SALES of LICENSED PRODUCTS covered by VALID CLAIM of a LICENSED PATENT by LICENSEE or its SUBLICENSEES or AFFILIATES (“EARNED ROYALTY”). For LICENSED PRODUCTS not covered by a Valid Claim but which utilized the University Results, the royalty rate shall be [*****], such royalty shall be payable for ten (10) years after the first commercial sale of such Licensed Product in such country.

Diligence

I. Product Development Diligence:

LICENSEE shall use Commercial Reasonable Efforts within [*****] after the EFFECTIVE DATE of this Agreement, to begin to implement the PLAN at its sole expense and thereafter to fully implement the PLAN and to commercialize and develop markets for the LICENSED PRODUCTS.

Other Terms	As defined in full license agreement mutually agreed by duly authorized representatives of both parties, including, but not limited to, definitions, provisions addressing indemnification and insurance, representations, warranties, patent prosecution, patent challenges, sublicenses, equity , confidentiality, sublicense protection, termination and consequences, termination right without cause for Cure Vac.

Contact	[*****] Director of Business Development [*****]

Exhibit D

University Background Intellectual Property

[*****]

Agreement or any signature is delivered by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such executed signature page shall create a valid and binding obligation of the party executing it (or on whose behalf such signature page is executed) with the same force and effect as if such executed signature page were an original thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly • authorized officers or representatives.

YALE UNIVERSITY		CureVac AG
By	/s/ JENNIFER RAWLINGS	By	/s/ DimitrisVoliotis
	JENNlFER RAWLINGS	Title	Dr.DimitrisVoliotis
Title	CONTRACT MANAGER, SO/AOR YALE UNIVERSITY OFFICE OF SPONSORED PROJECTS		Chief Development Officer CureVac
Date	7/9/2019	Date	10-Jul-2019

Read and acknowledged:
Principal Investigator
/s/Geoffrey Chupp		/s/ CureVac AG
CEO CUREVAZ AG
7-10-2019